SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement
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                        American Soil Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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    Rule 0-11 (a) (2) and identify the filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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
                        [AMERICAN SOIL TECHNOLOGIES LOGO]

              CORPORATE OFFICE 12224 MONTAGUE ST., PACOIMA CA 91331
                       Phone 818-899-4686 Fax 818-899-4670


                                October 17, 2006

Dear Shareholder:

Please find enclosed an Information Statement on Schedule 14C in lieu of an annual shareholders' meeting and our Annual Report on Form 10-KSB for our fiscal year-ended December 31, 2005.

Please accept my apologies for not communicating with you in a timelier manner. This letter is an update on the most significant developments of American Soil Technologies, Inc. during this past year and is not a solicitation to purchase stock nor is it to be considered as such.

The following information may contain certain forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "could," "expect," "estimate," "anticipate," "plan," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results as may be stated, however, they are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

                                      SALES

Following are our 2005 fiscal year-end net revenues and quarterly net revenues through June 30, 2006.

     Year end 12/31/05                       $597,588
     Quarter ending 3/30/06                   124,426
     Quarter ending 6/30/06                   236,438

We are now at the end of the third quarter and those numbers will be released within the required time period. You may review all of our reports at www.sec.gov and click on search for company filings.

We have made some significant strides to enhance our product line, as well as added personnel experienced in the turf and horticulture industries.

NEW TECHNOLOGY

In March 2006, we purchased a patent on a unique family of stable, interactive fertilizers consisting of carbonized clusters. These fertilizers are very compatible with our polymer products for the agriculture, turf and horticulture markets. We are pursuing an aggressive program of diversification of our product lines. The products obtained through this acquisition not only give us access to the $20-billion fertilizer industry, they also enhance the effectiveness of some of our existing products. This acquisition will allow us to provide better fertilizers at a much lower cost to the consumer. We will market this product under the Soil Medic brand for turf and horticultural uses.

This family of patented ?fertilizers is stable, interactive nutrient carriers consisting of carbonous clusters. Our proprietary technology allows N-P-K and other nutrients to bond to suspended organic colloids, which produces a unique liquid fertilizer. The use of these fertilizers supply stressed soils with nutrient-laden carbonous clusters that are found naturally in fertile soils. Agriculture, turf, landscape, and nursery managers now have a stable fertilizer that is very effective and efficient because it does not allow for leaching or volatilization once it has attached itself.


NEW EMPLOYEES

After searching for an elite senior manager in this industry segment, we hired Donette Lamson as Vice President of our Turf, Horticulture and Landscape Division. Ms. Lamson has been a horticulture extension agent and served as a manger of one of the nation's largest certified master gardener programs. Additionally, Ms. Lamson has over 20 years of regional, national and international turf, horticulture and landscape products manufacturing, distribution and sales experience with Lesco, Helena, SAJ Turf Products (currently United Horticultural Supply) and Golf Enviro Systems.

Ms. Lamson has extensive knowledge of and experience with pesticide, fertilizer and treatment products for turf, horticulture and landscape markets as well as extensive contacts with major horticultural and agricultural universities, manufacturers and distributors in the United States and internationally.

During this same time, we hired Forrest "Woody" Thorpe III as Director of Business Development. He has been the intellectual property manager for a unique patented fertilizer that has been used in both agriculture and turf. He has over ten years of regional, national and international experience with manufacturing, distributing and selling of this product, and worked closely with major distributors throughout the United States

Mr. Thorpe has directed and managed the National Breeding Center in Fort Collins, Colorado. Additionally, he has served as a regional technical representative for sales and marketing for several major agricultural chemical companies. Mr. Thorpe won the President's Award and was a member of a regional team that received the Best of the Best Award for four consecutive years from a Fortune 500 company.

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
Mr. Thorpe founded and developed a specialized program for the golf industry that is low input and high sustainability using this unique fertilizer and a biological product. Mr. Thorpe has extensive knowledge and experience with this program as well as documented research. Mr. Thorpe has taken his program to golf course superintendents and demonstrated a superior program in which six products are used instead of 15.

We have been attempting to enter into the very large and lucrative retail market. In order to properly market and sell into that market, we have been searching for an experienced sales and marketing manager to successfully develop this market segment.

Recently, we found an individual who is qualified to open this vast retail opportunity. We have been able to hire Neal Di Pentino, as our Director of Retail Sales and Marketing, for the retail lawn and garden market. Mr. Di Pentino is a proven professional with over 20 years of industry experience in sales and marketing management. His primary achievements include growth in assigned markets through successful introduction of products and promotions and effective penetration of accounts. Also, Mr. Di Pentino possesses a keen understanding of consumer and distribution channels. Throughout his career, Mr. Di Pentino has successfully used strategic, high-level account selling techniques. His sales and marketing experience include developing distributor networks and direct sales to many of the largest retailers in the country. Mr. Di Pentino has developed a marketing plan and is hard at work developing sales.

                              POTENTIAL ACQUISITION

On July 7, 2006, we paid a $100,000 refundable deposit and entered into an agreement to acquire 100% of Smart World Organics of Hudson, Florida ("Smart World") for 2,300,000 shares of our common stock. If we can raise the capital necessary to properly grow this very dynamic company, we will complete the acquisition. Smart World produces all of its own products via blending, compounding, and through fermentation. It also purchases many raw materials that are processed then added to Smart World's complete formulas. Smart World's core products include nutrients and soil enhancers, as well as an organic pest control and fungicide products. Smart World has customers throughout the United States and in many foreign nations.

Mr. Ray Nielsen, the president, founder and majority shareholder of Smart World, has 35 years of experience in developing organic and sustainable products in our market segments and is a respected, sought-after speaker and resource to many companies, universities, associations, and individuals in the identification of and solutions to the industry's issues that face today's growers.

If consummated, this acquisition will be very significant as it will allow us to market products that can be used in the organic markets as well as in conventional growing. In other words, we will now be able to offer products that are sustainable and organic both to the organic and conventional growers thereby lessening the harmful impact on the soil that has been caused for many years through typical farming. We consider this a major breakthrough in our development.

I will keep you advised of our progress.

Sincerely,

/s/ Carl P. Ranno
---------------------------
Carl P. Ranno
President/CEO

                        AMERICAN SOIL TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF AMERICAN SOIL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of American Soil Technologies, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective 20 days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. The election of four Directors for a term of one year or until their successors are duly elected and qualified;

     2. An amendment to Article IV of the Company's Articles of Incorporation increasing the Company's total authorized shares of preferred stock from 10,000,000 shares of preferred stock, with a par value of $.001 per share, to 25,000,000 shares of preferred stock, with a par value of $.001 per share; and

     3. The ratification of the appointment of Epstein, Weber & Conover, PLC, Certified Public Accountants, as our independent public accountants.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on October 13, 2006 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about October 30, 2006 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        AMERICAN SOIL TECHNOLOGIES, INC.
                              12224 MONTAGUE STREET
                                PACOIMA, CA 91331

                      INFORMATION STATEMENT ON SCHEDULE 14C

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 32,204,648 issued common shares.

Name and Address                         Amount and Nature of        Percent
of Beneficial Owners (1)                 Beneficial Ownership      Ownership (2)
------------------------                 --------------------      -------------
Carl P. Ranno                                 1,602,900 (3)              5.0%
Neil C. Kitchen                               1,551,455 (4)              4.8%
Diana Visco                                     712,000                  2.2%
Louie Visco                                  16,031,141 (5)             45.6%
Scott Baker                                     504,818 (6)              1.6%
Johnny Dickinson                                174,000 (7)                *
Donette Lamson                                   75,000                    *
All executive officers and directors
 as a group (7 persons)                      20,651,314                 58.0%
The Sterling Group                            2,000,000                  6.2%
The Benz Group                                5,536,932 (8)             15.8%
FLD Corporation                              10,273,381                 32.0%

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1.   C/o our address, 12224 Montague Street, Pacoima, CA 91331, unless otherwise noted.
2. Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
4. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
5. Consists of 2,773,233 shares of Common Stock and 2,763,699 shares of Preferred Stock convertible into 2,763,699 shares of Common Stock held in the name of The Benz Group, a company in which Mr. Visco owns a majority interest; 10,273,381 shares of Common Stock held in the name of FLD Corporation, a company in which Mr. Visco owns a majority interest; 45,828 shares of Common Stock held in the name of Benz Disposal, a company in which Mr. Visco owns a majority interest; and options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012 and 25,000 shares of Common stock held by Mr. Visco.
6. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
7. Includes options to purchase 60,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
8. Includes 2,763,699 shares of Preferred Stock convertible into 2,763,699 shares of Common Stock.

                              ELECTION OF DIRECTORS

Four Directors were elected for the ensuing year or until their successors are duly elected and qualified.

          Name                                      Age
          ----                                      ---
     Louie Visco                                     90
     Carl P. Ranno                                   66
     Neil C. Kitchen                                 59
     Scott Baker                                     49

The consent of a majority of our voting shares was given for the election of the directors listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

CARL P. RANNO, Director, Chief Executive Officer, President, Chief Financial Officer, received a degree in Economics from Xavier University in Cincinnati, Ohio and his Juris Doctor from the University of Detroit School of Law. Mr. Ranno became a Director in September 2001, Chief Executive Officer and President in May 2002, and Chief Financial Officer in July 2005. Prior to joining us, Mr. Ranno acted as an advisor in strategic planning, mergers and acquisitions and as a securities attorney to numerous public companies. He has served as President and Chief Executive Officer of both public and private companies.

NEIL C. KITCHEN, Director, Vice President, has over 20 years experience in business management in the environmental sector including management of companies involved in general engineering, toxicology, and environmental cleanup. Prior to joining us in 1994, he was Vice President of a publicly-held environmental cleanup company. He holds a B.S. in Business Management from San Diego State University and a class "A" General Engineering license with Hazardous Material Certification from the State of California.

DIANA VISCO, Secretary, has worked with us since January 1999. Prior to that, she worked for 21 years with the Americana Leadership College, Inc., traveling to all of its offices and conferences across the USA and Caribbean in addition to Australia, New Zealand, Canada and Europe. Ms Visco spent several years as a traveling administrator and spent her final years as International Administrator handling all aspects of finance and administration as well as marketing and promotion in addition to being assistant to the president of the company. She is the daughter of Mr. Louie Visco, one of our Directors.

LOUIE VISCO, Director, has served as our Chairman of the Board since 2000. He is principal owner of the Benz Group, a privately held holding company founded in 1934. Mr. Visco founded Universal By-Products, Inc., the first publicly-held solid waste company in the United States. Universal By-Products, Inc. was acquired by Waste Management Inc., the world's largest waste management company, in 1972. Over the past 50 years, Mr. Visco has served as a director on the boards of many privately and publicly held companies.

SCOTT BAKER, Director, has practiced law in Arizona for the past 19 years. He graduated from the University of Arizona with a B.S. in business in 1978 and obtained his J.D. from the University of Arizona in 1981. As a general practitioner, he has appeared before the U.S. District Tax Court and the U.S. District Court.

JOHNNY DICKINSON, Vice President Marketing, prior to joining us, Mr. Dickinson served for more than 30 years at John Deere, most recently as Division Manager of Worldwide Marketing for the past ten years. He received his B.A. degree in Finance and Marketing from Eastern New Mexico University.

DONETTE LAMSON, Vice President, Turf and Horticulture, obtained her Bachelor of Science Degree in Horticulture with a Business Management Concentration from Colorado State University. She has been a Horticulture Extension Agent and served as a manger of one of the nations largest Certified Master Gardener Programs. Additionally, Ms. Lamson has over 20 years of regional, national and international turf, horticulture and landscape products manufacturing, distribution and sales experience with Lesco, Helena, SAJ Turf Products (currently United Horticultural Supply) and Golf Enviro Systems.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held one meeting in 2005 and took action through eight unanimous written consents pursuant to the applicable statute. All Directors attended 100% of the meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

Our directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

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
SUMMARY COMPENSATION TABLE

Set forth below is a summary of compensation for our officers for the fiscal years ended December 31, 2005 and 2004, the six months ended December 31, 2003 and the fiscal year ended June 30, 2003. There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by us.

                                           ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                    --------------------------------   -----------------------------------------
                                                            Other                Awards                Payouts
                                                            Annual     Restricted     Securities                   All Other
                                                           Compen-       Stock        Underlying         LTIP      Compen-
                        Year         Salary($)   Bonus($)  sation($)    Awards($)   Options/SARs(#)   Payouts($)   sation($)
                        ----         ---------   --------  ---------    ---------   ---------------   ----------   ---------
Carl P. Ranno, CEO,
President, CFO          2005        $120,000       $0         $0        $195,750             0            $0          $0
                        2004        $120,000       $0         $0        $      0             0            $0          $0
                        2003 (1)    $ 60,000       $0         $0        $      0             0            $0          $0
                        2003        $120,000       $0         $0        $      0       150,000            $0          $0
Neil C. Kitchen,
Vice President          2005        $ 79,484       $0         $0        $135,000             0            $0          $0
                        2004        $ 79,484       $0         $0        $      0             0            $0          $0
                        2003 (1)    $ 39,742       $0         $0        $      0             0            $0          $0
                        2003        $ 79,484       $0         $0        $      0       150,000             $0         $0
Diana Visco,
Secretary               2005        $ 52,000       $0         $0        $ 70,200             0            $0          $0
                        2004        $ 52,000       $0         $0        $      0             0            $0          $0
                        2003 (1)    $ 26,000       $0         $0        $      0             0            $0          $0
                        2003        $ 44,858       $0         $0        $      0        60,000            $0          $0
Johnny Dickinson, VP
-Marketing              2005        $ 64,000       $0         $0        $ 86,400             0            $0          $0
                        2004        $ 63,385       $0         $0        $      0             0            $0          $0
                        2003 (1)    $ 26,000       $0         $0        $      0             0            $0          $0
                        2003        $ 52,000       $0         $0        $      0        60,000            $0          $0

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1.   Compensation for the six months ended December 31, 2003.

COMPENSATION OF DIRECTORS

Our Directors do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings.

EMPLOYMENT AND RELATED AGREEMENTS

On January 18, 2006, we entered into a three-year employment agreement with Donette Lamson as Vice President of the Turf, Horticulture and Landscape Division. This agreement provides for an annual base salary of $75,000 and an annual bonus equal to 5% of all sales, (not inclusive of freight or other transportation charges, taxes, insurance, or any additional amounts), of products and or equipment from turf, sales of products and or equipment from non-retail suppliers in horticulture and sales of products and or equipment from non-retail suppliers in landscape over $350,000 to $1,000,000 per annum and 3% for sales from the same segments of over $1,000,000 payable in cash or shares of common stock or a combination thereof at the employee's option. The employee is also entitled to standard benefits available to all other members of our management. If the employee is terminated without cause, we shall continue to pay the employee her then current base salary and all other benefits to which the employee may be entitled prior to such termination for the remainder of the then applicable term of the agreement, in installments at the usual times for the payment of our employees.

On January 22, 2006, we entered into a three-year employment agreement with Forrest L. Thorpe III as our Director of Business Development. This agreement provides for an annual base salary of $70,000 and an annual bonus 2% of sales over $350,000 per year from new business developed by the employee payable in cash or shares of common stock or a combination thereof at the employee's option. The employee is also entitled to standard benefits available to all other members of our management. There are no severance provisions.

2005 STOCK OPTION/STOCK ISSUANCE PLAN

On January 31, 2005, our Board of Directors adopted our 2005 Stock Option/Stock Issuance Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 10,000,000 shares of common stock to our directors, officers, employees and consultants in the form of stock options and shares of common stock. As of the date hereof, no options have been issued pursuant to the 2005 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We purchased a $20,000 debenture, which we owed to Neil C. Kitchen, our Vice President and one of our Directors, with interest at 10% which matured in the third calendar quarter of 2005.

On September 21, 2006, Diana Visco, our Secretary, converted $150,000 of debt we owed to her to 600,000 shares of our common stock.

Also on September 21, 2006, Louie Visco, one of our Directors, converted a total of $1,022,107.05 of debt owed to corporations of which Mr. Visco owns a majority interest into a total of 4,484,430 shares of our common stock. Additionally, on April 1, 2004, we entered into a Sublease Agreement to sublet 923.50 square feet located at a facility in Pacoima, California. The space is sublet from the Customized Box Company, which is 49% owned by Mr. Visco. All of our operations are conducted from this facility, which requires monthly rental payments of approximately $554. The Sublease Agreement terminates on December 31, 2008.

                AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
                    THE AUTHORIZED SHARES OF PREFERRED STOCK

On or about October 17, 2006, the Board of Directors and a majority of our shareholders adopted an amendment to our Articles of Incorporation increasing the authorized shares of preferred stock from 10,000,000 to 25,000,000. The preferred stock is issuable in series, each series possessing such rights, preferences and privileges as are determined by the Board of Directors upon the designation of that series. It is within the discretion of the Board to determine matters such as dividend rights or interest rates, conversion privileges, redemption prices, liquidation preferences and other rights without additional stockholder approval. The increase in authorized shares of preferred stock provides us with authorized securities which may be used in merger or acquisition transactions, in satisfaction of existing indebtedness, in payment of trade creditors or for future financing transactions. Accordingly, the Board and a majority of stockholders believe that increasing the authorized shares of preferred stock will provide us with increased flexibility in structuring and a greater possibility of effecting one or more of the foregoing transactions.

At the present time, there are no agreements or specific plans with respect to the newly authorized shares of preferred stock.

Future issuances of shares could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction directed to the combination of the Company with another company). The current amendment to the Articles of Incorporation is not in response to any effort to accumulate our stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Information Statement, management is not aware of any actions taken by any person or group to obtain control of the Company.

The amendment to our Articles of Incorporation increasing the authorized number of shares of preferred stock will be filed with the Secretary of State of Nevada on or after the twentieth day after this Information Statement is mailed to our stockholders.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2005

The majority shareholders have ratified the appointment of Epstein, Weber & Conover, PLC, Certified Public Accountants, as our independent auditor for the fiscal year ending December 31, 2006. Epstein, Weber & Conover, PLC, Certified Public Accountants, has been our independent auditor for the six months ended December 31, 2003 and the fiscal years ended December 31, 2004 and 2005, and has no financial interest, either direct or indirect, in us.

The following table presents fees for the professional audit services rendered Epstein, Weber & Conover, PLC, Certified Public Accountants, for the audit of our annual financial statements for fiscal 2005, and fees billed for other services rendered by Epstein, Weber & Conover, PLC, Certified Public Accountants, for fiscal 2005.

     Audit fees                   $5,200
     All other fees               $2,565
     Total fees                   $7,765

The entry for "All other fees" in the table above consists of $2,565 for tax compliance, tax advice, and tax planning.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2007

The rules of the Securities and Exchange Commission ("SEC") permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC. Our 2007 annual meeting of stockholders is expected to be held on or about October 15, 2007, and proxy materials in connection with that meeting are expected to be mailed on or about September 15, 2007. Proposals of stockholders that are intended to be presented at our 2007 annual meeting must be received by us no later than May 15, 2007, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our Officers and Directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC's EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2005 fiscal year, all such filing requirements applicable to our Officers, Directors, and greater than 10% beneficial owners were complied with.

                                  ANNUAL REPORT

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006 and June 30, 2006 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Carl P. Ranno, American Soil Technologies, Inc., 12224 Montague Street, Pacoima, CA 91331 or on the Internet at www.sec.gov from the SEC's EDGAR database.


By Order of the Board of Directors


/s/ Carl P. Ranno
-----------------------------------
By: Carl P. Ranno, President

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